As filed with the Securities and Exchange Commission on June 16, 2003.

                                          Registration Statement No. 333-

                            ------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                          Mindspeed Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                            ------------------------

                   Delaware                                   01-0616769
  (State or other jurisdiction of incorporation            (I.R.S. Employer
               or organization)                           Identification No.)

4000 MacArthur Boulevard, Newport Beach, California           92660-3095
     (Address of Principal Executive Offices)                 (Zip Code)

                            ------------------------

              Mindspeed Technologies, Inc. Retirement Savings Plan
                            (Full title of the plan)

                            ------------------------

                                 RAOUF Y. HALIM
                             CHIEF EXECUTIVE OFFICER
                          Mindspeed Technologies, Inc.
                            4000 MacArthur Boulevard
                      Newport Beach, California 92660-3095
                     (Name and address of agent for service)

                            ------------------------

                                 (949) 579-3000
          (Telephone number, including area code, of agent for service)

                            ------------------------

                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

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
                                      Calculation of Registration Fee
====================================================================================================================================
                                         Amount to be    Proposed maximum offering   Proposed maximum aggregate      Amount of
Title of securities to be registered    registered (1)      price per share (2)          offering price (2)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share (including the associated
Preferred Share Purchase Rights)(3)     3,750,000 shares          $2.24                      $8,400,000                $680

----------------------------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on (a) the book value as of March 31, 2003 of the net assets held or to be received by the Registrant in the initial transaction in which the Registrant's securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to the Registrant's registration statement on Form 10, as amended (File No. 1-31650), will be issued, divided by (b) the number of shares of Common Stock estimated to be outstanding after such initial issuance.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following document, which has been filed with the Securities and Exchange Commission (the "Commission"), is incorporated herein by reference and made a part hereof:

         Registration Statement on Form 10, as amended, filed pursuant to
         Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Mindspeed Technologies, Inc. (the "Company") in File No. 1-31650 (the "Form 10"). The description of the Company's Common Stock is contained in Item 11 of the Form 10.

         All documents subsequently filed by the Company and the Mindspeed Technologies, Inc. Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

         The Form 10 also contains a copy of the audit report of Arthur Andersen LLP dated January 18, 2000, previously issued by Arthur Andersen in connection with the audit of the consolidated financial statements of Maker Communications, Inc. The audit report has not been re-issued by Arthur Andersen as they have ceased operations. Because Arthur Andersen has not consented to the inclusion of their report in this registration statement or the related prospectus, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen and incorporated by reference herein or any omission of a material fact required to be stated therein. Accordingly, investors will not be able to assert a claim against Arthur Andersen under
Section 11(a) of the Securities Act for any purchases of securities under this registration statement or the related prospectus.

Item 4.  Description of Securities.

This Item is not applicable.

Item 5.  Interests of Named Experts and Counsel.

This Item is not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. The Company's restated certificate of incorporation provides that the Company's directors are not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.

         The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to limitations. The Company's amended bylaws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. It is expected that the Company's directors and officers will be insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

This Item is not applicable.

Item 8.  Exhibits.

4.1     Restated Certificate of Incorporation of the Company, filed as
        Exhibit 4.1 to the Company's Registration Statement on Form S-3 (Registration Statement No. 333-106146) (the "2003 Stock Option Plan S-3"), is incorporated herein by reference.

4.2 Bylaws of the Company, filed as Exhibit 4.2 to the 2003 Stock Option Plan S-3, is incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the Form 10, is incorporated herein by reference.

4.4 Form of Rights Agreement by and between the Company and the rights agent named therein, filed as Exhibit 4.2 to the Form 10, is incorporated herein by reference.

4.5     Mindspeed Technologies, Inc. Retirement Savings Plan.

5.1 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.

5.2 In lieu of an opinion concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or a determination letter of the Internal Revenue Service (the "IRS") that the Plan is qualified under Section 401 of the Internal Revenue Code, the Company hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

23.1    Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Deloitte & Touche, chartered accountants and registered auditors.

23.3 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act).

23.4    Consent of Chadbourne & Parke LLP, contained in its opinion filed as
        Exhibit 5.1 to this registration statement.

24 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the 2003 Stock Option Plan Form S-3, are incorporated herein by reference.


Item 9.  Undertakings.

A.      The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
        Section 13(a) or 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 16th day of June, 2003.

                                   MINDSPEED TECHNOLOGIES, INC.

                                   By: /s/ SIMON BIDDISCOMBE
                                       ----------------------------------------
                                       Name:  Simon Biddiscombe
                                       Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 16th day of June, 2003 by the following persons in the capacities indicated:

        SIGNATURE                                     TITLE
        ---------                                     -----

     DWIGHT W. DECKER*                        Chairman of the Board

      RAOUF Y. HALIM*              Chief Executive Officer (principal executive
                                              officer) and Director

     DONALD R. BEALL*                                Director

   HOSSEIN ESLAMBOLCHI*                              Director

       MING LOUIE*                                   Director

     JERRE L. STEAD*                                 Director

 /s/  SIMON BIDDISCOMBE           Senior Vice President, Chief Financial Officer
 ----------------------                and Treasurer (principal financial and
                                                accounting officer)

*By  /s/  SIMON BIDDISCOMBE
     ---------------------------------------
     (Simon Biddiscombe, Attorney-in-fact)**


** By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement.

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Mindspeed Technologies, Inc. Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 16th day of June, 2003.


                                         MINDSPEED TECHNOLOGIES, INC.
                                         RETIREMENT SAVINGS PLAN

                                         By /s/ BRADLEY W. YATES
                                            --------------------------------
                                            Name: Bradley W. Yates
                                            Title: Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number                                                                    Page
------                                                                    ----

4.1 Restated Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3 (Registration Statement No. 333-106146) (the
           "2003 Stock Option Plan S-3"), is incorporated herein by reference.

4.2 Bylaws of the Company, filed as Exhibit 4.2 to the 2003 Stock Option Plan S-3, is incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the Form 10, is incorporated herein by reference.

4.4 Form of Rights Agreement by and between the Company and the rights agent named therein, filed as Exhibit 4.2 to the Form 10, is incorporated herein by reference.

4.5        Mindspeed Technologies, Inc. Retirement Savings Plan.

5.1 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.

5.2 In lieu of an opinion concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or a determination letter of the Internal Revenue Service (the "IRS") that the Plan is qualified under
           Section 401 of the Internal Revenue Code, the Company hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

23.1       Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Deloitte & Touche, chartered accountants and registered auditors.

23.3 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act).

23.4 Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5.1 to this registration statement.

24 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the 2003 Stock Option Plan Form S-3, are incorporated herein by reference.